Exhibit 99.1

For Immediate Release

CRM Holdings, Ltd. Announces Strategic Alliance
with AmTrust Financial Services

Hamilton, Bermuda, April 8, 2010 – CRM Holdings, Ltd. (“CRM” or “the Company”) (Nasdaq: CRMH), a provider of a full range of products and services for the workers’ compensation insurance industry, today announced that its primary insurance subsidiary, Majestic Insurance Company (“Majestic”), has entered into a quota share agreement with certain subsidiaries of AmTrust Financial Services, Inc, (“AmTrust”) a multinational specialty property and casualty insurance company, covering the writing, management and administration of workers’ compensation insurance in the western states of California, Arizona, Nevada and Oregon.

Beginning April 1, 2010, Majestic will arrange for selected workers’ compensation insurance policies to be underwritten by the AmTrust group companies and reinsured by Majestic under a 90% quota reinsurance agreement. Majestic will perform various management services for the covered business, including marketing, underwriting, issuance of polices, loss control, and claims handling. The agreement limits the amount of covered business to $40 million in any calendar year.

“We are extremely pleased to have begun this relationship with AmTrust Financial. This will allow Majestic the flexibility to offer insurance through AmTrust in the western states to our brokers and clients that require A-minus rated coverage.  At the same time, Majestic will manage those policies and provide the exceptional loss control services and claims management that brokers and clients expect from Majestic.  We are optimistic that AmTrust’s excellent reputation will allow us to expand our primary insurance segment in the covered states and we look forward to exploring other opportunities with them,” said James Scardino, Chief Executive Officer of CRM.

About CRM Holdings, Ltd.

CRM Holdings, Ltd. is a specialty provider of workers’ compensation insurance products. Through its subsidiaries, CRM Holdings offers workers’ compensation insurance coverage, reinsurance, and fee-based management services for self-insured entities. The Company seeks to provide quality products and services that fit the needs of its insureds and clients and is dedicated to developing and maintaining a mutually beneficial, long-term relationship with them. The Company’s workers’ compensation insurance coverage is offered to employers in California, New York, New Jersey, Arizona, Nevada, and other states. The Company's reinsurance is underwritten from Bermuda, and the fee-based management services are provided to self-insured entities in California. Further information can be found on the Company’s website at http://www.CRMHoldingsLtd.bm.

CRMH-E

Contact Information:
Mark Collinson
CCG Investor Relations
10960 Wilshire Blvd, Ste. 2050
Los Angeles, CA  90024
(310) 954-1343

Forward-Looking statements

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). These statements are based on our current expectations and projections about future events and are identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology.

All forward-looking statements involve risks and uncertainties. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. There are or may be important factors that could cause actual results to differ materially from the forward-looking statements we make in this document.  Such risks and uncertainties are discussed in the Company’s Form 10-K for the year ended December 31, 2009 and in other documents filed by the Company with the Securities and Exchange Commission. We believe that these factors include, but are not limited to the following:

•	The cyclical nature of the insurance and reinsurance industry;
•	Premium rates;
•	Investment results;
•	Legislative and regulatory changes;
•	The estimation of loss reserves and loss reserve development;
•	Reinsurance may be unavailable on acceptable terms, and we may be unable to collect reinsurance;
•	The occurrence and effects of wars and acts of terrorism;
•	The effects of competition;
•	The possibility that the outcome of any litigation, arbitration or regulatory proceeding is unfavorable;
•	Failure to retain key personnel;
•	Economic downturns; and
•	Natural disasters.

These risks and others could cause actual results to differ materially from those expressed in any forward-looking statements made.  The Company undertakes no obligation to update publicly or revise any forward-looking statements made.

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